SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      December 16, 1999
(Date of earliest event reported)  (December 16, 1999)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)


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Item 5.  Other Events

On December 16, 1999, the Registrant issued the following press release:

"CTC Communications Installs 200th Customer Location  on its IntelliNET(TM)

-Customer Demand Exceeds Expectations-

For Immediate Release

WALTHAM, Mass., December 16, 1999-CTC Communications (NASDAQ: CPTL)-a rapidly expanding provider of state-of-the-art integrated communications solutions for medium-to-large enterprises in the Northeast United States announced that it has installed 200 customer locations on its Cisco(R) Powered IntelliNET(TM), a milestone achieved ahead of schedule.

Customer demand for IntelliNET(TM) has exceeded Company expectations during its managed commercial rollout, which originally projected 200 customers by year-end. CTC has surpassed its goal leading into the New Year and in January will shift in to full commercial production.

The 200th customer location "live" on CTC's IntelliNET(TM) is Chas. H. Sells, Inc., a leading northeast engineering services company. The company has corporate offices in Briarcliff, NY and branches in Massachusetts, New Hampshire, New Jersey and Connecticut. For Sells Inc., CTC installed PowerPath(SM) broadband access and converged Internet, frame relay and voice solutions.

Commenting from Chas. H. Sells, Inc., was Controller Naomi Isaacs, who stated, "We selected CTC Communications because they could deliver a network design that could truly bring our locations together. It was essential to have Internet access, data and voice connectivity so our headquarters and branch locations could feel like one." Ms. Isaacs continued, "We are not telecommunications technologists here but fortunately we are cradled in the highly competent hands of CTC Communications and the installation and services have been excellent."

"Chas. H. Sells is a good example of what CTC's IntelliNET(TM) can deliver to our business customers," said Robert Fabbricatore, CTC's Chairman and CEO. "It provides new broadband network capabilities that deliver real-world connectivity and efficiencies which we believe are without parallel."

Chas. H. Sells network solutions are being provided through CTC's IntelliNET(TM). CTC has launched their newly developed integrated communications network comprised initially of 22 Cisco-powered hub locations, which provide broadband service in each of the New England States, New York and New Jersey. Representing an investment to date of over $50 million, the network is powered by a suite of Cisco networking products, including IP, frame relay and ATM, and enabled through Accelerated Network's Integrated Access Devices (IADs) installed at CTC customer locations. CTC's IntelliNET(TM) delivers converged, value-added, high-speed Internet, data, video and long distance voice services to its expanding business customer base.

About CTC Communications
CTC is a rapidly growing, full-service Integrated Communications Provider
(ICP) delivering converged voice, data, Internet and video solutions to medium and larger business customers in the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. Recently designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing U.S. technology companies," CTC currently serves more than 11,000 customers with 226,000+ access lines. Central to the Company's performance and future growth is its Cisco-powered IP+ATM Integrated Communications Network (ICN), named IntelliNET(TM), which is "live," deployed across 8 contiguous states and will shift into full commercial production at the start of Year 2000.

CTC markets its full portfolio of services through its 330 member sales and service representatives located in 28 branch offices throughout the New England States, New York, New Jersey and Maryland. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the demand for IntelliNET to exceed expectations, the customer benefits stated and shifting the ICN to full production in the year 2000. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

#	#	#


Contact: John Dinsmore			Alan Russell
Feldman Communications Inc.		CTC Communications
410-571-8900 (t) 				781-522-8731 (t)
JDFelCom@aol.com (e) 			Arussel1@ctcnet.com
www.FeldmanCommunications.com 	www.ctcnet.com"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated:  December 16, 1999